Exhibit 4.12
Draft
Amending Deed — Guarantee Trust Deed
Dated [•] 2009
James Hardie Industries N.V. (“JHINV”)
AET Structured Finance Services Pty Limited (“Guarantee Trustee”)
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: 02-5501-6101

Amending Deed — Guarantee Trust Deed
Contents

Details		1
General terms		3

1	Interpretation	3

2	Confirmations and acknowledgement	4
2.1	Confirmation in relation to definition of “JHINV”	4
2.2	Confirmation in relation to definition of “JHINV Guarantee”	4
2.3	Confirmation	4
2.4	Acknowledgement from Guarantee Trustee	4
2.5	Beneficiary Nomination Letter	5
2.6	Conflict	5
2.7	Consideration	5

3	Amendments	6
3.1	Guarantee Trust Deed	6
3.2	Amending Deed — Intercreditor Deed	6
3.3	Amending Deed — Performing Subsidiary Intercreditor Deed	6
3.4	Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed	6

4	Costs	6

5	General	6

6	Counterparts	6

7	Governing law	6

Schedule 1 - Irish Registration Date Amendments		7

Signing page		11

Annexure A: Amending Deed — Intercreditor Deed		13

Annexure B: Amending Deed — Performing Subsidiary Intercreditor Deed		14

Annexure C: Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed		15

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Amending Deed — Guarantee Trust Deed
Details

Parties	JHINVand the Guarantee Trustee

JHINV	Name	James Hardie Industries N.V. a limited liability company incorporated in The Netherlands

	ARBN	097 829 895

	Address	Atrium, 8th floor, Strawinskylaan 3077, 1077ZX Amsterdam, The Netherlands (with its Australian registered office at Level 3, 22 Pitt Street, Sydney in the State of New South Wales)

Guarantee Trustee	Name	AET Structured Finance Services Pty Ltd in its capacity as trustee for the Financiers under the Guarantee Trust

	ABN	12 106 424 088

	Address	Level 22, 207 Kent Street Sydney, NSW, 2000

Recitals	A JHINV and the Guarantee Trustee are parties to one or more Transaction Documents.

B    JHINV intends to transform its status to a “Societas Europaea” and subsequently to transfer its corporate domicile from The Netherlands to the Republic of Ireland (together, the “Redomicile Transaction”).

C    Pursuant to European Union Council Regulation No 2157/2001 (“SE Regulation”), the Third Council Directive (78/855/EEC) on mergers of public limited liability companies and relevant provisions of the Dutch Civil Code and Irish statute, JHINV will remain the same legal entity throughout and following the Redomicile Transaction. Upon the transfer of JHINV’s corporate domicile to the Republic of Ireland (then having the form of a Societas Europaea and known as JHISE), it will be treated as if it were an Irish public limited liability company governed by Irish law (as supplemented by the provisions of the SE Regulation).

D    It is the intention of JHINV that the Transaction Documents continue in full force and effect during and after the Redomicile Transaction and that the legal rights and obligations JHINV and the other parties to the Transaction Documents are not prejudiced by the Redomicile Transaction.

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Parties	JHINVand the Guarantee Trustee

E In connection with the Redomicile Transaction James Hardie International Finance B.V. (“JHIF”) intends to:

(i)      transfer all its intellectual property assets to James Hardie Technology Limited (“JHT”), a Bermudan incorporated wholly owned subsidiary of JHIFL that would be resident in the Republic of Ireland for tax purposes (“IP Transfer”); and

(ii) transfer its entire internal and external loan portfolio and other assets to James Hardie International Finance Limited (“JHIFL”), an Irish incorporated wholly owned subsidiary of JHINV; and

(iii) novate to JHIFL all its rights and obligations to the Financier under the Transaction Documents,

(together, the “Treasury / IP Transfer”).

Upon completion of the Treasury / IP Transfer, JHIF will no longer have any finance and treasury responsibilities for the Group and JHIFL will thereafter undertake all the finance and treasury functions currently performed by JHIF.

F. Each party enters into this deed:

(i)      to confirm that it continues to be bound by the Transaction Documents to which it is party during the course of the Redomicile Transaction, after completion of each part of the Redomicile Transaction (even if subsequent parts are not completed) and after full implementation of the Redomicile Transaction; and

(ii) to amend some of the Transaction Documents to reflect certain aspects of the JHINV’s status after full implementation of the Redomicile Transaction; and

(iii) to agree the form of amendments proposed to be made to some of the other Transaction Documents.

Date of Amending Deed	[•] 2009

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Amending Deed — Guarantee Trust Deed
General terms
1	Interpretation

Clause 1 (“Interpretation”) of the James Hardie — Guarantee Trust Deed dated 19 December 2006 applies to this deed as if it was fully set out in this deed.

These meanings apply unless the contrary intention appears:

Amending Agreement (Parent Guarantee) means the document entitled “Amending Agreement (Parent Guarantee)” dated 18 June 2009 prepared by the Guarantor and its advisers and provided to the Guarantee Trustee.[1]

[Beneficiary Direction means a written direction (including email) from a Beneficiary to the Guarantee Trustee instructing the Guarantee Trustee to execute a document.]

CTDP means the document entitled “James Hardie — Common Terms Deed Poll” dated 20 February 2008 between JHIF, James Hardie Building Products, Inc. and JHINV.

Facility Agreements has the meaning given to that term in the CTDP.

Guarantee Trust Deed means the document entitled “James Hardie — Guarantee Trust Deed” dated 19 December 2006 between JHINV and the Guarantee Trustee.

Irish Registration Date means the date on which JHISE is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.

JHISE means JHINV once it has converted from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

Novation Date means the Effective Date as defined in the Novation Deed.

Novation Deed means a deed substantially in the form set out in Annexure B of the Deeds of Confirmation dated [23] June 2009 between James Hardie Industries N.V., James Hardie International Finance B.V., James Hardie Building Products, Inc. and financiers to James Hardie Group.

Replacement Parent Guarantee means the document entitled “Parent Guarantee” dated 14 December 2006 between JHINV, the State of New South Wales and Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund.

SE Transformation Date means the date on which JHINV is registered as a “Societas Europaea” on the Dutch Trade Register pursuant to European Union Council Regulation 2157/2001.

Transaction Document has the meaning given to that term in the CTDP.

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2	Confirmations and acknowledgement

2.1	Confirmation in relation to definition of “JHINV”

Each party confirms that the definition of “JHINV” for the purposes of the Guarantee Trust Deed is a reference to:
(a)	with effect on and from the SE Transformation Date up to the Irish Registration Date, JHISE with its corporate seat in the Netherlands; and

(b)	with effect on and from the Irish Registration Date, JHISE with its corporate seat in the Republic of Ireland.
2.2	Confirmation in relation to definition of “JHINV Guarantee”

Each party confirms that the definition of “JHINV Guarantee” for the purposes of the Intercreditor Deed and the Performing Subsidiary Intercreditor Deed is, with effect from the Irish Registration Date, a reference to the to the Replacement Parent Guarantee as amended by the Amending Agreement (Parent Guarantee).

2.3	Confirmation

JHINV confirms for the benefit of Guarantee Trustee that:
(a)	it will continue to be bound by the Transaction Documents to which it is a party (including, without limitation, the CTDP, the Guarantee Trust Deed and the Intercreditor Deed) during the course of the Redomicile Transaction, after completion of each part of the Redomicile Transaction (even if subsequent parts are not completed) and after full implementation of the Redomicile Transaction;

(b)	other than as provided for in clause 3 (“Amendments”), the Transaction Documents (including, without limitation, the CTDP, the Guarantee Trust Deed and the Intercreditor Deed) remain in full force and effect, notwithstanding the implementation of all or part of the Redomicile Transaction or the Treasury / IP Transfer;

(c)	it will continue to be bound by the Guarantee Trust Deed after completion of each part of the Treasury / IP Transfer (even if subsequent parts are not completed) and notwithstanding full implementation of the Treasury / IP Transfer; and

(d)	the Guarantee Trust Deed will apply to the borrowings of JHIFL under the relevant Facility Agreements.
2.4	Acknowledgement from Guarantee Trustee

The Guarantee Trustee acknowledges and agrees that:
(a)	the Redomicile Transaction (including each action outlined in the Briefing Paper) does not:
(i)	constitute an “Insolvency Event”, “Insolvency” or “Winding Up” for the purposes of the Guarantee Trust Deed;

(ii)	constitute any other form of default under the Transaction Documents to which the Guarantee Trustee is a party; or

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(iii)	constitute any breach of the Transaction Documents by JHINV, JHIF or any other party to them;
(b)	it will continue to be bound by the Transaction Documents to which it is a party during the course of the Redomicile Transaction, after completion of each part of the Redomicile Transaction (even if subsequent parts are not completed) and after full implementation of the Redomicile Transaction; and

(c)	other than as provided for in clause 3 (“Amendments”), the Transaction Documents remain in full force and effect, notwithstanding the implementation of all or part of the Redomicile Transaction.
2.5	Beneficiary Nomination Letter

Each party confirms that, on the Novation Date, the novation of all rights and obligations of JHIF under the Transaction Documents to JHIFL pursuant to the Novation Deed constitutes:
(a)	confirmation that JHIF no longer has any rights or obligations to the Financier under each Transaction Document under which rights and obligations of JHIF are novated to JHIFL; and

(b)	a Beneficiary Nomination Letter nominating:
(i)	each Transaction Document under which rights and obligations of JHIF are novated to JHIFL as a “Finance Document” for the purposes of the Guarantee Trust Deed;

(ii)	each document described in clause 2.5(b)(i) above, and each document named or referred to as a “Transaction Document” for the purposes of the CTDP as a “Finance Document” for the purpose of the Guarantee Trust Deed; and

(iii)	the Financier as a “Beneficiary” pursuant to each such Finance Document, in the same terms as the existing Beneficiary Nomination Letters in respect of each Transaction Document under which rights and obligations of JHIF are novated to JHIFL (except that references to JHIF are to be read and construed as references to JHIFL).

2.6	Conflict

If there is a conflict between the Guarantee Trust Deed and this deed, the terms of this deed prevail.

2.7	Consideration

This deed is entered into in consideration of the parties’ exchange of promises under this deed and the receipt of valuable consideration which is hereby acknowledged.

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3	Amendments

3.1	Guarantee Trust Deed

As from the Novation Date, the Guarantee Trust Deed is amended as set out in schedule 1.

3.2	Amending Deed — Intercreditor Deed

The Guarantee Trustee agrees to execute the deed of amendment to the Intercreditor Deed in the form set out in Annexure A (“Amending Deed to Intercreditor Deed”) on execution of this deed [and receipt by it of a Beneficiary Direction from each Beneficiary in respect of the Amending Deed - Intercreditor Deed.].

3.3	Amending Deed — Performing Subsidiary Intercreditor Deed

The Guarantee Trustee agrees to execute the deed of amendment to the Performing Subsidiary Intercreditor Deed in the form set out in Annexure B (“Amending Deed to Performing Subsidiary Intercreditor Deed”) on execution of this deed [and receipt by it of a Beneficiary Direction from each Beneficiary in respect of the Amending Deed - Performing Subsidiary Intercreditor Deed.].

3.4	Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed

The Guarantee Trustee agrees to execute the deed of amendment to the Performing Subsidiary Undertaking and Guarantee Trust Deed in the form set out in Annexure C (“Amending Deed to Performing Subsidiary Undertaking and Guarantee Trust Deed”) on execution of this deed [and receipt by it of a Beneficiary Direction from each Beneficiary in respect of the Amending Deed - Performing Subsidiary Undertaking and Guarantee Trust Deed.].

4	Costs

Each party shall be responsible for its own costs, charges and expenses in connection with the preparation, negotiation and execution of this deed.

5	General

Clause 26 (“Notices”) of the Guarantee Trust Deed applies to this deed as if it was fully set out in this deed.

6	Counterparts

This deed may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

7	Governing law

This deed is governed by the law in force in New South Wales. Each party submits to the non-exclusive jurisdiction of the courts of that place and waives any right to claim that those courts are an inconvenient forum.
EXECUTED as a deed.

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Amending Deed — Guarantee Trust Deed
Schedule 1 — Irish Registration Date Amendments
The Guarantee Trust Deed is amended as follows:
1	The definition of “Business Day” in clause 1.1 (“Definitions’) is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	for all other purposes, banks are open for general banking business in Sydney, Amsterdam (up to the Irish Registration Date) and Dublin (as from the Irish Registration Date) and any other place or places specified in the relevant Finance Document.”.
2	The definition of “Excluded Tax” in clause 1.1 (“Definitions”) is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	a Tax which would not be required to be deducted by the Guarantor if, before the Guarantor makes a relevant payment, the relevant Beneficiary provided the Guarantor with written confirmation as to any of its name, address, registration number, (in the case of a Beneficiary that is a company) country of residence for tax purposes or similar details or any relevant tax exemption or similar details.”
3	The definition of “Final Funding Agreement” in clause 1.1 (“Definitions”) is deleted and replaced with the following definition of “AFFA” (in alphabetical order):
“AFFA means the document entitled “Amended & Restated Final Funding Agreement in respect of the provision of long term funding for compensation arrangements for certain victims of Asbestos-related diseases in Australia” dated 21 November 2006 between the Guarantor, James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited), the State of New South Wales and the Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund (as amended from time to time).”.
4	All references to “Final Funding Agreement” in the Guarantee Trust Deed are deleted and replaced with “AFFA”.

5	The definition of “Fund Guarantee” is deleted and replaced with the following:
“Fund Guarantee means the instrument entitled “Parent Guarantee” dated 21 November 2006 between the Fund Trustee, the NSW Government and the Guarantor as amended by an amending deed executed by the Guarantor on [#] 2009.”.
6	The definition of “Government Agency” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Government Agency means any government or any governmental, semi governmental, administrative, fiscal or judicial body, department,

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commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a James Hardie Group Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service, the Dutch tax authorities and the Irish Revenue Commissioners, in each case to the extent applicable.”.
7	The definition of “Insolvency Official” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Insolvency Official means a custodian, receiver, receiver and manager, trustee, liquidator, provisional liquidator, administrator, examiner or any other officer appointed in connection with the Insolvency of the Guarantor and includes, without limitation:
(a)	if the Guarantor is established in the Netherlands:
(i)	a receiver in bankruptcy (curator), an administrator (bewindvoerder);

(ii)	a liquidator (vereffenaar) appointed in connection with a Winding Up under Dutch law; and

(iii)	where the context so requires, a supervisory judge or a court of competent jurisdiction in respect of the Insolvency of the Guarantor; and
(b)	if the Guarantor is established in the Republic of Ireland:
(i)	a receiver or an examiner;

(ii)	a liquidator appointed in connection with a Winding Up under Irish law; and

(iii)	where the context so requires, a supervisory judge or a court of competent jurisdiction in respect of the Insolvency of the Guarantor.”.
8	The definition of “Insolvent” in clause 1.1 (“Definitions”) is amended by inserting a new paragraph (c) and re-numbering the subsequent paragraphs accordingly:
“(c) was established under Irish law and files a petition with any court in Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner;”
9	Inserting the following definition of “Irish Registration Date” (in alphabetical order) in clause 1.1 (“Definitions”):
“Irish Registration Date means the date on which the Guarantor is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.”.

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10	The definition of “Intercreditor Deed” in clause 1.1 (“Definitions”) is amended by inserting the words “(as amended from time to time)” after the word “deed” in the third line.

11	The definition of “Winding Up” in clause 1.1 (“Definitions”) is amended by inserting the words “, Irish law” after the words “Dutch law (ontbinding)” in the paragraph (d).

12	Clause 4(b)(ii) (“Termination”) is amended by inserting the words “(if the Guarantor is established in the Netherlands) or the Republic of Ireland (if the Guarantor is established in the Republic of Ireland)” after the word “Netherlands” in the second line.

13	Clause 27.4 (“Set-off”) is amended by inserting the words “(if the Guarantor is established in the Netherlands) or Irish law (if the Guarantor is established in the Republic of Ireland)” after the words “Dutch law” in the final line.

14	Schedule 2 (“Form of Replacement Guarantee”) is amended by:

- deleting the details of the Guarantor and replacing them with the following:

Guarantor	Name	James Hardie Industries S.E.

	[Corporate seat]	[Amsterdam / Dublin]

	Registered Number	[34106455 / [#]]

	ABN	49 097 829 895

	Address	[#]

	Fax	[#]

	Attention	Managing Director and Company Secretary
–	the definition of “Excluded Tax” in clause 1.1 (“Definitions”) is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	a Tax which would not be required to be deducted by the Guarantor if, before the Guarantor makes a relevant payment, the relevant Beneficiary provided the Guarantor with written confirmation as to any of its name, address, registration number, (in the case of a Beneficiary that is a company) country of residence for tax purposes or similar details or any relevant tax exemption or similar details.”
–	the definition of “Government Agency” in clause 1.1 (“Definitions”) is deleted and replaced with the following:
“Government Agency means any government or any governmental, semi governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity having jurisdiction over, or in relation to the affairs of, a James Hardie Group

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Member and, for the avoidance of doubt, includes, without limitation, the Australian Taxation Office, the US Internal Revenue Service, and the Dutch tax authorities and the Irish tax authorities, in each case to the extent applicable.”;
–	the definition of “Insolvent” in clause 1.1 (“Definitions”) is amended by inserting the words “and in respect of a person established under Irish law, a filing of a petition by it with any court in Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner” at the end of paragraph (b);

–	the definition of “Winding Up” in clause 1.1 (“Definitions”) is amended by inserting the following paragraph at the end of the definition:
“In respect of a person that is established under Irish law, Winding Up includes, without limitation, its dissolution [or the granting of an order bringing forward of a scheme of arrangement].”;
–	clause 18.4 (“Set-off) is amended by inserting the words “(if the Guarantor is established in the Netherlands) or Irish law (if the Guarantor is established in the Republic of Ireland)” after the words “Dutch law” in the final line.

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Amending Deed — Guarantee Trust Deed
Signing page
DATED:

EXECUTED by as an authorised signatory for, and SEALED AND DELIVERED as a deed by, JAMES HARDIE INDUSTRIES N.V. in the presence of: Signature of witness Name of witness (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Position

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

Position

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The Common Seal of AET Structured Finance Services Pty Limited ABN 12 106 424 088 was affixed with the authority of:

(signed)

(print name)

Authorised Officer

(signed)

(print name)

Authorised Officer

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Amending Deed — Guarantee Trust Deed
Annexure A: Amending Deed — Intercreditor Deed
[Copy of final version of Amending Deed — Intercreditor Deed (as annexed to NSWG DoC) to be annexed]

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Amending Deed — Guarantee Trust Deed
Annexure B: Amending Deed — Performing Subsidiary Intercreditor Deed
[Copy of final version of Amending Deed — Performing Subsidiary Intercreditor Deed (as annexed to NSWG DoC) to be annexed]

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Annexure C: Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed
[Copy of final version of Amending Deed — Performing Subsidiary Undertaking and Guarantee Trust Deed to be annexed]

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